Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Fourth Quarter and Full Year Results

RPO Bookings Increase 36% over Prior Year on Strong Demand

ATLANTA – January 30, 2024 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $238.3 million for the fourth quarter ended December 31, 2023. GAAP diluted earnings per share for Q4 2023 was $0.78 compared to $0.60 in Q4 2022. Non-GAAP adjusted diluted earnings per share for Q4 2023 was $1.03 compared to $0.81 in Q4 2022.

“Manhattan’s business fundamentals and momentum are strong. Our fourth quarter results exceeded expectations, capping a very successful year for our company,” said Manhattan Associates president and CEO Eddie Capel.

“While appropriately cautious regarding the global economy, Manhattan enters 2024 from a position of strength, and we are optimistic about our growing market opportunity. We remain firmly committed to helping our customers succeed by delivering leading innovation across supply chain execution, omnichannel and retail point of sale markets,” Mr. Capel concluded.

FOURTH QUARTER 2023 FINANCIAL SUMMARY:

•
Consolidated total revenue was $238.3 million for Q4 2023, compared to $198.1 million for Q4 2022.
o
Cloud subscription revenue was $71.4 million for Q4 2023, compared to $51.7 million for Q4 2022.
o
License revenue was $5.2 million for Q4 2023, compared to $5.0 million for Q4 2022.
o
Services revenue was $119.1 million for Q4 2023, compared to $99.8 million for Q4 2022.

•
GAAP diluted earnings per share was $0.78 for Q4 2023, compared to $0.60 for Q4 2022.

• Adjusted diluted earnings per share, a non-GAAP measure, was $1.03 for Q4 2023, compared to $0.81 for Q4 2022.

• GAAP operating income was $58.9 million for Q4 2023, compared to $44.7 million for Q4 2022.

• Adjusted operating income, a non-GAAP measure, was $76.8 million for Q4 2023, compared to $59.9 million for Q4 2022.

• Cash flow from operations was $88.4 million for Q4 2023, compared to $55.2 million for Q4 2022. Days Sales Outstanding was 70 days at December 31, 2023, compared to 71 days at September 30, 2023.

• Cash totaled $270.7 million at December 31, 2023, compared to $182.3 million at September 30, 2023.

• During the three months ended December 31, 2023, the Company did not repurchase shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors. Our $75.0 million repurchase authority replenished by our Board of Directors in October 2023 remains in effect.

FULL YEAR 2023 FINANCIAL SUMMARY:

•
Consolidated total revenue for the twelve months ended December 31, 2023, was $928.7 million, compared to $767.1 million for the twelve months ended December 31, 2022.
o
Cloud subscription revenue was $254.6 million for the twelve months ended December 31, 2023, compared to $176.5 million for the twelve months ended December 31, 2022.
o
License revenue was $18.2 million for the twelve months ended December 31, 2023, compared to $24.8 million for the twelve months ended December 31, 2022.

o
Services revenue was $487.9 million for the twelve months ended December 31, 2023, compared to $394.1 million for the twelve months ended December 31, 2022.
•
GAAP diluted earnings per share for the twelve months ended December 31, 2023, was $2.82, compared to $2.03 for the twelve months ended December 31, 2022.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $3.74 for the twelve months ended December 31, 2023, compared to $2.76 for the twelve months ended December 31, 2022.
•
GAAP operating income was $209.9 million for the twelve months ended December 31, 2023, compared to $152.7 million for the twelve months ended December 31, 2022.
•
Adjusted operating income, a non-GAAP measure, was $281.5 million for the twelve months ended December 31, 2023, compared to $212.1 million for the twelve months ended December 31, 2022.
•
Cash flow from operations was $246.2 million for the twelve months ended December 31, 2023, compared to $179.6 million for the twelve months ended December 31, 2022.
•
During the twelve months ended December 31, 2023, the Company repurchased 1,024,328 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $166.0 million.

2024 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2024:

	Guidance Range - 2024 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$1,015	$1,025	9%	10%

Operating Margin:
GAAP operating margin	21.2%	21.8%
Equity-based compensation	7.5%	7.5%
Adjusted operating margin(1)	28.7%	29.3%

Diluted earnings per share (EPS):
GAAP EPS	$2.81	$2.91	0%	3%
Equity-based compensation	1.02	1.02
Excess tax benefit on stock vesting(2)	(0.13)	(0.13)
Adjusted EPS(1)	$3.69	$3.79	-1%	1%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and the related income tax effects, if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2024.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its fourth quarter and twelve months ended December 31, 2023 financial results will be held today, January 30, 2024, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ first quarter 2024 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and twelve months ended December 31, 2023.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation – net of income tax effects. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2024 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including inflation; disruption in the retail sector; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; global instability, including the wars in Ukraine and the Middle East; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$71,416	$51,691	$254,612	$176,458
Software license	5,239	4,979	18,206	24,848
Maintenance	37,164	35,083	143,936	142,198
Services	119,125	99,812	487,869	394,096
Hardware	5,311	6,538	24,102	29,484
Total revenue	238,255	198,103	928,725	767,084
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	106,349	89,629	429,263	356,111
Cost of software license	384	377	1,351	2,126
Research and development	31,327	27,123	126,814	111,877
Sales and marketing	20,212	16,656	74,490	64,537
General and administrative	19,613	18,107	81,174	73,070
Depreciation and amortization	1,505	1,506	5,752	6,663
Total costs and expenses	179,390	153,398	718,844	614,384
Operating income	58,865	44,705	209,881	152,700
Other income, net	867	828	3,790	5,421
Income before income taxes	59,732	45,533	213,671	158,121
Income tax provision	10,996	7,665	37,103	29,162
Net income	$48,736	$37,868	$176,568	$128,959

Basic earnings per share	$0.79	$0.61	$2.86	$2.05
Diluted earnings per share	$0.78	$0.60	$2.82	$2.03

Weighted average number of shares:
Basic	61,566	62,327	61,817	62,768
Diluted	62,555	63,028	62,608	63,408

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Operating income	$58,865	44,705	$209,881	152,700
Equity-based compensation (a)	17,973	15,152	71,571	59,361
Adjusted operating income (Non-GAAP)	$76,838	$59,857	$281,452	$212,061

Income tax provision	$10,996	7,665	$37,103	29,162
Equity-based compensation (a)	2,496	2,045	10,563	9,058
Tax benefit of stock awards vested (b)	26	(3)	3,480	4,383
Adjusted income tax provision (Non-GAAP)	$13,518	$9,707	$51,146	$42,603

Net income	$48,736	$37,868	$176,568	$128,959
Equity-based compensation (a)	15,477	13,107	61,008	50,303
Tax benefit of stock awards vested (b)	(26)	3	(3,480)	(4,383)
Adjusted net income (Non-GAAP)	$64,187	$50,978	$234,096	$174,879

Diluted EPS	$0.78	$0.60	$2.82	$2.03
Equity-based compensation (a)	0.25	0.21	0.97	0.79
Tax benefit of stock awards vested (b)	-	-	(0.06)	(0.07)
Adjusted diluted EPS (Non-GAAP)	$1.03	$0.81	$3.74	$2.76

Fully diluted shares	62,555	63,028	62,608	63,408
(a)
Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Cost of services	$7,234	$5,609	$28,571	$21,876
Research and development	3,963	3,341	15,674	13,081
Sales and marketing	1,760	1,543	7,093	6,003
General and administrative	5,016	4,659	20,233	18,401
Total equity-based compensation	$17,973	$15,152	$71,571	$59,361

(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$270,741	$225,463
Accounts receivable, net	181,173	166,767
Prepaid expenses and other current assets	27,276	23,145
Total current assets	479,190	415,375

Property and equipment, net	11,795	12,803
Operating lease right-of-use assets	21,645	17,794
Goodwill, net	62,235	62,230
Deferred income taxes	66,043	37,206
Other assets	32,445	24,770
Total assets	$673,353	$570,178

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,508	$25,701
Accrued compensation and benefits	73,210	54,469
Accrued and other liabilities	27,374	24,569
Deferred revenue	237,793	208,807
Income taxes payable	3,030	2,049
Total current liabilities	365,915	315,595

Operating lease liabilities, long-term	17,694	14,065
Other non-current liabilities	11,466	13,718

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2023 and December 31, 2022	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 61,566,037 and 62,191,570 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	615	621
Retained earnings	304,701	253,711
Accumulated other comprehensive loss	(27,038)	(27,532)
Total shareholders' equity	278,278	226,800
Total liabilities and shareholders' equity	$673,353	$570,178

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2023	2022

Operating activities:
Net income	$176,568	$128,959
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,752	6,663
Equity-based compensation	71,571	59,361
Loss (Gain) on disposal of equipment	57	(89)
Deferred income taxes	(28,844)	(29,711)
Unrealized foreign currency loss (gain)	1,280	(1,515)
Changes in operating assets and liabilities:
Accounts receivable, net	(13,084)	(44,056)
Other assets	(10,925)	(10,247)
Accounts payable, accrued and other liabilities	18,123	11,794
Income taxes	(1,416)	765
Deferred revenue	27,136	57,706
Net cash provided by operating activities	246,218	179,630

Investing activities:
Purchases of property and equipment	(4,730)	(6,587)
Net cash used in investing activities	(4,730)	(6,587)

Financing activities:
Purchase of common stock	(196,047)	(204,460)
Net cash used in financing activities	(196,047)	(204,460)

Foreign currency impact on cash	(163)	(6,826)

Net change in cash and cash equivalents	45,278	(38,243)
Cash and cash equivalents at beginning of period	225,463	263,706
Cash and cash equivalents at end of period	$270,741	$225,463

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.48	$0.49	$0.47	$0.60	$2.03	$0.62	$0.63	$0.79	$0.78	$2.82
Adjustments to GAAP:
Equity-based compensation	0.19	0.20	0.19	0.21	0.79	0.23	0.25	0.26	0.25	0.97
Tax benefit of stock awards vested	(0.07)	-	-	-	(0.07)	(0.05)	-	-	-	(0.06)
Adjusted Diluted EPS	$0.60	$0.69	$0.66	$0.81	$2.76	$0.80	$0.88	$1.05	$1.03	$3.74
Fully Diluted Shares	63,871	63,419	63,165	63,028	63,408	62,767	62,432	62,310	62,555	62,608

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$139,540	$151,996	$156,674	$155,674	$603,884	$170,759	$179,208	$186,564	$182,664	$719,195
EMEA	32,151	31,614	31,843	33,330	128,938	39,658	40,902	41,204	44,874	166,638
APAC	7,265	8,314	9,584	9,099	34,262	10,596	10,906	10,673	10,717	42,892
	$178,956	$191,924	$198,101	$198,103	$767,084	$221,013	$231,016	$238,441	$238,255	$928,725

GAAP Operating Income:
Americas	$21,393	$24,507	$22,914	$30,475	$99,289	$29,647	$32,326	$34,655	$38,530	$135,158
EMEA	10,517	9,423	9,851	10,239	40,030	12,793	13,556	14,415	15,959	56,723
APAC	2,062	3,323	4,005	3,991	13,381	4,645	4,601	4,378	4,376	18,000
	$33,972	$37,253	$36,770	$44,705	$152,700	$47,085	$50,483	$53,448	$58,865	$209,881

Adjustments (pre-tax):
Americas:
Equity-based compensation	$14,138	$15,538	$14,533	$15,152	$59,361	$16,640	$17,928	$19,030	$17,973	$71,571
	$14,138	$15,538	$14,533	$15,152	$59,361	$16,640	$17,928	$19,030	$17,973	$71,571

Adjusted non-GAAP Operating Income:
Americas	$35,531	$40,045	$37,447	$45,627	$158,650	$46,287	$50,254	$53,685	$56,503	$206,729
EMEA	10,517	9,423	9,851	10,239	40,030	12,793	13,556	14,415	15,959	56,723
APAC	2,062	3,323	4,005	3,991	13,381	4,645	4,601	4,378	4,376	18,000
	$48,110	$52,791	$51,303	$59,857	$212,061	$63,725	$68,411	$72,478	$76,838	$281,452

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	($2,268)	($4,568)	($6,152)	($5,124)	($18,112)	($3,084)	$104	$2,755	$2,341	$2,116
Costs and expenses	(2,043)	(3,862)	(5,412)	(5,354)	(16,671)	(3,616)	(1,133)	1,033	1,212	(2,504)
Operating income	(225)	(706)	(740)	230	(1,441)	532	1,237	1,722	1,129	4,620
Foreign currency gains (losses) in other income	711	2,056	1,569	353	4,689	(810)	(516)	387	(527)	(1,466)
	$486	$1,350	$829	$583	$3,248	($278)	$721	$2,109	$602	3,154

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$470	$710	$1,166	$1,900	$4,246	$1,632	$1,222	$728	$267	$3,849
Foreign currency gains (losses) in other income	809	2,085	1,713	738	5,345	(283)	(31)	812	(105)	393
Total impact of changes in the Indian Rupee	$1,279	$2,795	$2,879	$2,638	$9,591	$1,349	$1,191	$1,540	$162	$4,242

4. Other income includes the following components (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$19	$92	$112	$373	$596	$969	$1,555	$1,371	$1,409	5,304
Foreign currency gains (losses)	711	2,056	1,569	353	4,689	(810)	(516)	387	(527)	(1,466)
Other non-operating income (expense)	8	95	(69)	102	136	(16)	2	(19)	(15)	(48)
Total other income	$738	$2,243	$1,612	$828	$5,421	$143	$1,041	$1,739	$867	$3,790

5. Capital expenditures are as follows (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$1,159	$1,084	$1,909	$2,435	$6,587	$666	$1,009	$1,086	$1,969	$4,730

6. Stock Repurchase Activity (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly-announced buy-back program	383	417	347	206	1,353	515	381	128	-	1,024
Shares withheld for taxes due upon vesting of restricted stock	203	4	8	2	217	208	4	8	2	222
Total shares purchased	586	421	355	208	1,570	723	385	136	2	1,246

Total cash paid for shares purchased under publicly-announced buy-back program	$49,965	$50,151	$50,000	$25,234	$175,350	$74,177	$66,769	$25,072	$0	$166,018
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	27,143	528	1,242	197	29,110	27,511	658	1,529	331	30,029
Total cash paid for shares repurchased	$77,108	$50,679	$51,242	$25,431	$204,460	$101,688	$67,427	$26,601	$331	$196,047

7. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations ("RPO"). Over 98% of our RPO represent cloud native subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Remaining Performance Obligations	$809,540	$897,680	$969,603	$1,051,544	$1,153,404	$1,238,672	$1,324,861	$1,427,854

8. The 2017 U.S. Tax Cuts and Jobs Act eliminated the expensing of research and development costs as incurred for tax purposes beginning in 2022.

This law changes the timing of cash tax payments, increasing near-term taxable income and payments, but normalizing over time as these expenses are amortized. Our income tax payments increased by approximately $24 million and $26 million in 2023 and 2022, respectively, due to this law change. While there is still a possibility that legislation may be enacted that defers or eliminates the requirement to capitalize these costs, our current outlook factors in higher cash taxes as we will be required to make these payments unless the existing law is amended. This legislation does not impact earnings per share, does not create any incremental expense obligation and does not impact our ability to operationally grow cash flow.